EXHIBIT 99.1
Vital Energy Reports Fourth-Quarter and Full-Year 2024 Financial and Operating Results
Reports record total and oil production for 4Q-24 and FY-24
Updates development inventory to >11 years of oil-weighted locations
TULSA, OK - February 19, 2025 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today reported fourth-quarter and full-year 2024 financial and operating results and provided its 2025 outlook. Supplemental slides have been posted to the Company's website and can be found at www.vitalenergy.com. A conference call to discuss results is planned for 7:30 a.m. CT, Thursday, February 20, 2025. A webcast will be available on the Company's website.
Fourth-Quarter 2024 Highlights
•Successfully integrated Point Energy assets; acquired production exceeding expectations and operating cost reductions in-line with expectations
•Reported a net loss of $359.4 million, Adjusted Net Income1 of $86.5 million and cash flows from operating activities of $257.2 million
•Generated Consolidated EBITDAX1 of $383.5 million and Adjusted Free Cash Flow1 of $110.8 million
•Produced Company-record 147.8 thousand barrels of oil equivalent per day ("MBOE/d") and oil production of 69.8 thousand barrels of oil per day ("MBO/d")
•Reported lease operating expense ("LOE") of $8.89 per BOE, below guidance of $9.35 per BOE
•Reported capital investments of $226.1 million, excluding non-budgeted acquisitions and leasehold expenditures
Full-Year 2024 Highlights
•Increased oil-weighted inventory to ~925 locations, ~400 of which breakeven below $50 per barrel WTI
•Issued an aggregate $1 billion of senior unsecured notes due 2032 at 7.875% and utilized the proceeds to repurchase higher coupon notes, resulting in annualized interest expense savings of $11 million
•Reported a net loss of $173.5 million, Adjusted Net Income1 of $270.0 million and cash flows from operating activities of $1.0 billion
•Generated Consolidated EBITDAX1 of $1.3 billion and Adjusted Free Cash Flow1 of $232.8 million
•Reported year-end 2024 proved reserves of 455.3 million BOE, an increase of 12% versus prior year
"We strengthened our business in 2024 through enhanced scale, optimized assets and a lengthened runway of high-quality inventory," said Jason Pigott, President and Chief Executive Officer. "We successfully integrated our largest ever asset purchase in the Delaware Basin and early results positively impacted our operating and financial
1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.

performance. Vital Energy continues to show that our talented people can capture important synergies from acquisitions while expanding inventory."
"In 2025, our primary goals are reducing costs, maximizing Adjusted Free Cash Flow generation, absolute debt reduction, and extending and enhancing our existing inventory," continued Pigott. "Our inventory provides us with ample high-return development opportunities and a strong outlook for Adjusted Free Cash Flow generation. Recent operational achievements, like horseshoe wells, are creating new efficiencies and allowing us to develop highly productive, stranded leasehold. We will continue to focus on optimizing our asset base to achieve our cash flow and debt repayment targets."
Fourth-Quarter 2024 Financial and Operations Summary
Financial Results. The Company reported a net loss of $359.4 million, or $(9.59) per diluted share, which included a non-cash pre-tax impairment loss on oil and gas properties of $481.3 million, and Adjusted Net Income of $86.5 million, or $2.30 per adjusted diluted share. Cash flows from operating activities were $257.2 million and Consolidated EBITDAX was $383.5 million.
Production. Vital Energy's total and oil production exceeded the high end of guidance, averaging 147,819 BOE/d and 69,827 BO/d, respectively. Volumes were driven by better-than-expected production from the Point Energy assets.
Capital Investments. Total capital investments, excluding non-budgeted acquisitions and leasehold expenditures, were $226 million, including approximately $17 million of additional drilling and completions investments related to increased working interest and carried interest and $5 million from acceleration of activity into the fourth quarter.
Investments included $190 million for drilling and completions, $22 million in infrastructure investments, $8 million in other capitalized costs and $6 million in land, exploration and data-related costs.
Operating Expenses. LOE during the period was $8.89 per BOE, below guidance of $9.35 per BOE, as the Company integrated its Point Energy assets. Lower expenses were primarily related to reduced workover activity on the Point Energy assets during integration.
General and Administrative Expenses. General and administrative expenses totaled $1.95 per BOE for fourth-quarter 2024, in line with guidance. General and administrative expenses, excluding long-term incentive plan ("LTIP") and transaction expenses were $1.71 per BOE. Cash LTIP expenses were $0.02 per BOE and reflected the decrease in Vital Energy's common stock price during the third quarter. Non-cash LTIP expenses were $0.22 per BOE.
Liquidity. At December 31, 2024, the Company had $880 million drawn on its $1.5 billion senior secured credit facility and cash and cash equivalents of $40 million.

2025 Outlook
Vital Energy's 2025 development plan is designed to maximize cash flow to facilitate debt repayment, supported by its robust hedge position. In comparison to the Company's earlier projections, the finalized 2025 outlook has lower capital investment levels and slightly lower oil production. In 2025, the Company expects to generate approximately $330 million of Adjusted Free Cash Flow at $70 per barrel WTI.
Capital Investments. Vital Energy plans to invest $825 - $925 million in 2025, excluding non-budgeted acquisitions and leasehold expenditures. Efficiencies and lower costs are driving capital investments approximately 3% lower than earlier projections while expecting to complete approximately the same net lateral feet as in 2024.
Production. The Company expects total production of 134.0 - 140.0 MBOE/d and oil production of 62.5 - 66.5 MBO/d. Production is approximately 3% lower than earlier projections. The shortfall is related to operational delays and the underperformance of a seven-well development package in Upton County.
Operating Expenses. The Company has made significant progress reducing operating expenses through integration of its Point Energy assets. Some workover expense was deferred from fourth-quarter 2024 into the first quarter of 2025. Average LOE for the two quarters is expected to be around $9.20 per BOE, putting the Company on pace to achieve LOE below $9.00 per BOE by the end of 2025.
Oil-Weighted Inventory
The Company has continued to extend and enhance its inventory of high-return development locations. At year-end 2024, Vital Energy had approximately 925 locations with an average breakeven WTI oil price of around $50 WTI. Approximately 400 of these locations breakeven below $50 per barrel WTI. Additionally, there are an additional approximately 250 locations that can be added to inventory pending successful delineation.
2024 Proved Reserves
Vital Energy's total proved reserves at year-end 2024 were 455.3 MMBOE (40% oil, 70% developed). The standardized measure of discounted net cash flows was $4.22 billion and the PV-10 value was $4.51 billion utilizing SEC benchmark pricing of $75.48 per barrel WTI for oil ($76.76 per barrel average realized price) and $2.13 per MMBtu Henry Hub for natural gas ($0.85 per Mcf average realized price).
First-Quarter 2025 Guidance
The table below reflects the Company's guidance for production and capital investments.

1Q-25E
Total production (MBOE/d)	135.0 - 141.0
Oil production (MBO/d)	62.0 - 66.0
Capital investments, excluding non-budgeted acquisitions ($ MM)	$230 - $260

The table below reflects the Company's guidance for select revenue and expense items.

1Q-25E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	101%
NGL (% of WTI)	26%
Natural gas (% of Henry Hub)	50%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	$14
NGL	($2)
Natural gas	$0

Selected average costs & expenses:
Lease operating expenses ($ MM)	$115 - $120
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	6.30%
Oil transportation and marketing expenses ($ MM)	$11.5 - $12.5
Gas gathering, processing and transportation expenses ($ MM)	$7.0 - $8.0
General and administrative expenses (excluding LTIP and transaction expenses, $ MM)	$21.5 - $23.0
General and administrative expenses (LTIP cash, $ MM)	$0.5 - $0.6
General and administrative expenses (LTIP non-cash, $ MM)	$3.0 - $3.5
Depletion, depreciation and amortization ($ MM)	$180 - $190
Conference Call Details
Vital Energy plans to host a conference call at 7:30 a.m. CT on Thursday, February 20, 2025, to discuss its fourth-quarter and full-year 2024 financial and operating results and its 2025 outlook. Supplemental slides will be posted to the Company's website. Interested parties are invited to listen to the call via the Company's website at www.vitalenergy.com, under the tab for "Investor Relations | News & Presentations | Upcoming Events."
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+") and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties and its ability to successfully execute on its strategy to enhance well productivity, including by drilling long-lateral horseshoe wells, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, and under the Inflation Reduction Act (the "IRA"), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; uncertainties in estimating reserves and production results; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, technological innovations and scientific developments, physical and transition risks associated with climate change, to ESG and sustainability-related matters, risks related to our public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential "greenwashing," i.e., misleading information or false claims overstating potential sustainability-related benefits, risks regarding potentially conflicting anti-ESG initiatives from certain U.S. state or other governments, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report"), subsequent Quarterly Reports on Form 10-Q and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital Energy's website at www.vitalenergy.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted Free Cash Flow, Adjusted Net Income, Net Debt and Consolidated EBITDAX. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Vital Energy, Inc.
Selected operating data

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Sales volumes:
Oil (MBbl)	6,424	4,881	22,585	16,894
NGL (MBbl)	3,703	2,808	13,270	9,128
Natural gas (MMcf)	20,836	16,644	78,794	55,404
Oil equivalent (MBOE)(1)	13,599	10,465	48,987	35,256
Average daily oil equivalent sales volumes (BOE/d)(1)	147,819	113,747	133,845	96,591
Average daily oil sales volumes (Bbl/d)(1)	69,827	53,070	61,708	46,284
Average sales prices(1):
Oil ($/Bbl)(2)	$70.80	$79.37	$76.55	$78.64
NGL ($/Bbl)(2)	$16.75	$14.14	$14.38	$15.00
Natural gas ($/Mcf)(2)	$0.59	$0.90	$0.20	$1.14
Average sales price ($/BOE)(2)	$38.92	$42.26	$39.51	$43.36
Oil, with commodity derivatives ($/Bbl)(3)	$76.08	$77.73	$76.56	$76.99
NGL, with commodity derivatives ($/Bbl)(3)	$16.75	$14.14	$14.29	$15.00
Natural gas, with commodity derivatives ($/Mcf)(3)	$1.25	$1.18	$0.95	$1.34
Average sales price, with commodity derivatives ($/BOE)(3)	$42.42	$41.94	$40.70	$42.87
Selected average costs and expenses per BOE sold(1):
Lease operating expenses	$8.89	$8.33	$9.15	$7.41
Production and ad valorem taxes	2.43	2.27	2.41	2.64
Oil transportation and marketing expenses	0.76	0.85	0.92	1.17
Gas gathering, processing and transportation expenses	0.42	0.16	0.36	0.06
General and administrative (excluding LTIP and transaction expenses)	1.71	2.12	1.75	2.26
Total selected operating expenses	$14.21	$13.73	$14.59	$13.54
General and administrative (LTIP):
LTIP cash	$0.02	$(0.09)	$0.05	$0.11
LTIP non-cash	$0.22	$0.22	$0.27	$0.28
General and administrative (transaction expenses)	$—	$0.79	$0.01	$0.32
Depletion, depreciation and amortization	$15.77	$14.58	$15.15	$13.14
_______________________________________________________________________________
(1)The numbers presented are calculated based on actual amounts and may not recalculate using the rounded numbers presented in the table above.
(2)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(3)Price reflects the after-effects of the Company's commodity derivative transactions on its average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods.

Vital Energy, Inc.
Consolidated balance sheets

(in thousands, except share data)	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,179	$14,061
Accounts receivable, net	299,698	238,773
Derivatives	101,474	99,336
Other current assets	25,205	18,749
Total current assets	466,556	370,919
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	13,587,040	11,799,155
Unevaluated properties not being depleted	242,792	195,457
Less: accumulated depletion and impairment	(8,966,200)	(7,764,697)
Oil and natural gas properties, net	4,863,632	4,229,915
Midstream and other fixed assets, net	134,265	130,293
Property and equipment, net	4,997,897	4,360,208
Derivatives	34,564	51,071
Operating lease right-of-use assets	104,329	144,900
Deferred income taxes	239,685	188,836
Other noncurrent assets, net	35,915	33,647
Total assets	$5,878,946	$5,149,581
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$185,115	$159,892
Accrued capital expenditures	95,593	91,937
Undistributed revenue and royalties	187,563	194,307
Operating lease liabilities	73,143	70,651
Other current liabilities	59,725	78,802
Total current liabilities	601,139	595,589
Long-term debt, net	2,454,242	1,609,424
Derivatives	5,814	—
Asset retirement obligations	82,941	81,680
Operating lease liabilities	26,733	71,343
Other noncurrent liabilities	7,506	6,288
Total liabilities	3,178,375	2,364,324
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, and zero and 595,104 issued and outstanding as of December 31, 2024 and 2023, respectively	—	6
Common stock, $0.01 par value, 80,000,000 shares authorized, and 38,144,248 and 35,413,551 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	381	354
Additional paid-in capital	3,823,241	3,733,775
Accumulated deficit	(1,123,051)	(948,878)
Total stockholders' equity	2,700,571	2,785,257
Total liabilities and stockholders' equity	$5,878,946	$5,149,581

Vital Energy, Inc.
Consolidated statements of operations

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenues:
Oil sales	$454,852	$387,536	$1,728,971	$1,328,518
NGL sales	62,023	39,705	190,775	136,901
Natural gas sales	12,394	14,954	15,544	63,214
Sales of purchased oil	3,759	121	12,745	14,313
Other operating revenues	1,342	2,205	4,279	4,658
Total revenues	534,370	444,521	1,952,314	1,547,604
Costs and expenses:
Lease operating expenses	120,922	87,190	448,078	261,129
Production and ad valorem taxes	33,010	23,726	117,947	93,224
Oil transportation and marketing expenses	10,366	8,893	44,843	41,284
Gas gathering, processing and transportation expenses	5,759	1,642	17,825	2,013
Costs of purchased oil	3,912	209	13,243	15,065
General and administrative	26,644	31,766	101,578	104,819
Organizational restructuring expenses	795	1,654	795	1,654
Depletion, depreciation and amortization	214,498	152,626	741,966	463,244
Impairment expense	481,305	—	481,305	—
Other operating expenses, net	3,434	1,685	8,799	6,223
Total costs and expenses	900,645	309,391	1,976,379	988,655
Gain on disposal of assets, net	508	132	1,513	672
Operating income (loss)	(365,767)	135,262	(22,552)	559,621
Non-operating income (expense):
Gain (loss) on derivatives, net	(43,924)	229,105	38,140	96,230
Interest expense	(53,564)	(50,431)	(177,794)	(149,819)
Loss on extinguishment of debt, net	—	(4,039)	(66,115)	(4,039)
Other income, net	1,139	6,051	7,060	9,748
Total non-operating income (expense), net	(96,349)	180,686	(198,709)	(47,880)
Income (loss) before income taxes	(462,116)	315,948	(221,261)	511,741
Income tax benefit (expense)	102,724	(34,514)	47,740	183,337
Net income (loss)	(359,392)	281,434	(173,521)	695,078
Preferred stock dividends	—	(449)	(652)	(449)
Net income (loss) available to common stockholders	$(359,392)	$280,985	$(174,173)	$694,629
Net income (loss) per common share:
Basic	$(9.59)	$10.04	$(4.74)	$34.30
Diluted	$(9.59)	$9.44	$(4.74)	$33.44
Weighted-average common shares outstanding:
Basic	37,477	27,991	36,725	20,254
Diluted	37,477	29,813	36,725	20,783

Vital Energy, Inc.
Consolidated statements of cash flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$(359,392)	$281,434	$(173,521)	$695,078
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-settled equity-based compensation, net	3,398	2,592	14,646	10,994
Depletion, depreciation and amortization	214,498	152,626	741,966	463,244
Impairment expense	481,305	—	481,305	—
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	43,924	(229,105)	(38,140)	(96,230)
Settlements received (paid) for matured derivatives, net	47,571	(3,328)	58,322	(17,648)
Loss on extinguishment of debt, net	—	4,039	66,115	4,039
Deferred income tax (benefit) expense	(102,474)	31,089	(50,196)	(189,060)
Other, net	8,055	5,672	27,663	13,983
Changes in operating assets and liabilities:
Accounts receivable, net	(74,978)	(38,935)	(61,163)	(77,742)
Other current assets	1,211	6,835	(6,456)	(2,754)
Other noncurrent assets, net	(315)	(782)	(1,151)	484
Accounts payable and accrued liabilities	34,084	48,520	12,803	52,763
Undistributed revenue and royalties	(10,169)	(32,106)	(29,762)	(31,907)
Other current liabilities	(23,572)	7,190	(25,004)	(5,656)
Other noncurrent liabilities	(5,972)	(2,007)	(17,097)	(6,632)
Net cash provided by operating activities	257,174	233,734	1,000,330	812,956
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	(19,686)	(309,379)	(850,911)	(849,508)
Capital expenditures:
Oil and natural gas properties	(231,158)	(162,351)	(864,437)	(617,397)
Midstream and other fixed assets	(6,711)	(3,329)	(23,341)	(14,021)
Proceeds from dispositions of capital assets, net of selling costs	133	60	2,874	2,403
Other investing activities	—	311	(1,776)	2,393
Net cash used in investing activities	(257,422)	(474,688)	(1,737,591)	(1,476,130)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	310,000	135,000	1,750,000	765,000
Payments on Senior Secured Credit Facility	(290,000)	—	(1,005,000)	(700,000)
Issuance of senior unsecured notes	—	—	1,001,500	897,710
Extinguishment of debt	—	(457,792)	(952,214)	(457,792)
Proceeds from issuance of common stock, net of offering costs	—	220	—	161,223
Stock exchanged for tax withholding	(36)	(21)	(3,569)	(3,077)
Payments for debt issuance costs	(340)	(10,680)	(22,078)	(27,011)
Other, net	(1,389)	(1,407)	(5,260)	(3,253)
Net cash provided by (used in) financing activities	18,235	(334,680)	763,379	632,800
Net increase (decrease) in cash and cash equivalents	17,987	(575,634)	26,118	(30,374)
Cash and cash equivalents, beginning of period	22,192	589,695	14,061	44,435
Cash and cash equivalents, end of period	$40,179	$14,061	$40,179	$14,061

Vital Energy, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Adjusted Free Cash Flow, Adjusted Net Income, Consolidated EBITDAX, Net Debt and Net Debt to Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions, less capital investments, excluding non-budgeted acquisition costs. Management believes Adjusted Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Adjusted Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Adjusted Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Adjusted Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net cash provided by operating activities	$257,174	$233,734	$1,000,330	$812,956
Less:
Net changes in operating assets and liabilities	(79,711)	(11,285)	(127,830)	(71,444)
General and administrative (transaction expenses)	19	(8,221)	(548)	(11,341)
Cash flows from operating activities before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions	336,866	253,240	1,128,708	895,741
Less capital investments, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)(2)	221,033	179,696	873,637	663,025
Midstream and other fixed assets(1)	5,043	4,511	22,276	15,601
Total capital investments, excluding non-budgeted acquisition costs	226,076	184,207	895,913	678,626
Adjusted Free Cash Flow (non-GAAP)	$110,790	$69,033	$232,795	$217,115
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.
(2)For the three months and year ended December 31, 2024, capital investments for oil and natural gas properties, excluding non-budgeted acquisition costs, includes $16.8 million of additional drilling and completions investments related to increased working interest and carried interest.

Adjusted Net Income
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, organizational restructuring expenses, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net income (loss)	$(359,392)	$281,434	$(173,521)	$695,078
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	43,924	(229,105)	(38,140)	(96,230)
Settlements received (paid) for matured derivatives, net	47,571	(3,328)	58,322	(17,068)
Settlements received for contingent consideration	—	311	—	1,813
Organizational restructuring expenses	795	1,654	795	1,654
Impairment expense	481,305	—	481,305	—
Gain on disposal of assets, net	(508)	(132)	(1,513)	(672)
Loss on extinguishment of debt, net	—	4,039	66,115	4,039
Income tax (benefit) expense	(102,724)	34,514	(47,740)	(183,337)
General and administrative (transaction expenses)	(19)	8,221	548	11,341
Adjusted income before adjusted income tax expense	110,952	97,608	346,171	416,618
Adjusted income tax expense(1)	(24,410)	(21,474)	(76,158)	(91,656)
Adjusted Net Income (non-GAAP)	$86,542	$76,134	$270,013	$324,962
Net income (loss) per common share:
Basic	$(9.59)	$10.04	$(4.74)	$34.30
Diluted	$(9.59)	$9.44	$(4.74)	$33.44
Adjusted Net Income per common share:
Basic	$2.31	$2.72	$7.35	$16.04
Diluted	$2.31	$2.55	$7.35	$15.64
Adjusted diluted	$2.30	$2.55	$7.21	$15.64
Weighted-average common shares outstanding:
Basic	37,477	27,991	36,725	20,254
Diluted	37,477	29,813	36,725	20,783
Adjusted diluted	37,670	29,813	37,445	20,783
_______________________________________________________________________________
(1)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended December 31, 2024 and 2023.

Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, organizational restructuring expenses, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:
•is used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of the Company's capital structure from the Company's operating structure; and
•is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the Senior Secured Credit Facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.
There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the Senior Secured Credit Facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the Senior Secured Credit Facility, to Consolidated EBITDAX. See Note 7 in the 2024 Annual Report, to be filed with the SEC, for additional discussion of the financial covenants under the Senior Secured Credit Facility. Additional information on Consolidated EBITDAX can be found in the Company's Eleventh Amendment to the Senior Secured Credit Facility, as filed with the SEC on September 13, 2023.
The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net income (loss)	$(359,392)	$281,434	$(173,521)	$695,078
Plus:
Share-settled equity-based compensation, net	3,398	2,592	14,646	10,994
Depletion, depreciation and amortization	214,498	152,626	741,966	463,244
Impairment expense	481,305	—	481,305	—
Organizational restructuring expenses	795	1,654	795	1,654
Gain on disposal of assets, net	(508)	(132)	(1,513)	(672)
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	43,924	(229,105)	(38,140)	(96,230)
Settlements received (paid) for matured derivatives, net	47,571	(3,328)	58,322	(17,068)
Settlements received for contingent consideration	—	311	—	1,813
Accretion expense	1,107	988	4,209	3,703
Interest expense	53,564	50,431	177,794	149,819
Loss extinguishment of debt, net	—	4,039	66,115	4,039
Income tax (benefit) expense	(102,724)	34,514	(47,740)	(183,337)
General and administrative (transaction expenses)	(19)	8,221	548	11,341
Consolidated EBITDAX (non-GAAP)	$383,519	$304,245	$1,284,786	$1,044,378

The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net cash provided by operating activities	$257,174	$233,734	$1,000,330	$812,956
Plus:
Interest expense	53,564	50,431	177,794	149,819
Organizational restructuring expenses	795	1,654	795	1,654
Current income tax (benefit) expense	(250)	3,425	2,456	5,723
Net changes in operating assets and liabilities	79,711	11,285	127,830	71,444
General and administrative (transaction expenses)	(19)	8,221	548	11,341
Settlements received for contingent consideration	—	311	—	1,813
Other, net	(7,456)	(4,816)	(24,967)	(10,372)
Consolidated EBITDAX (non-GAAP)	$383,519	$304,245	$1,284,786	$1,044,378

Net Debt
Net Debt is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as the face value of long-term debt plus any outstanding letters of credit, less cash and cash equivalents, where cash and cash equivalents are capped at $100 million when there are borrowings on the Senior Secured Credit Facility. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt.
Net Debt to Consolidated EBITDAX
Net Debt to Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as Net Debt divided by Consolidated EBITDAX for the previous four quarters, which requires various treatment of asset transaction impacts. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.
PV-10
PV-10 is a non-GAAP financial measure that is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10 percent. Management believes that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to the Company's estimated proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of the Company's proved oil, NGL and natural gas assets. Further, investors may utilize the measure as a basis for comparison of the relative size and value of proved reserves to other companies. The Company uses this measure when assessing the potential return on investment related to proved oil, NGL and natural gas assets. However, PV-10 is not a substitute for the standardized measure of discounted future net cash flows. The PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of the Company's oil, NGL and natural gas reserves of the property.

(in millions)	December 31, 2024
(unaudited)
Standardized measure of discounted future net cash flows	$4,215
Less: present value of future income taxes discounted at 10%	(295)
PV-10 (non-GAAP)	$4,510

Investor Contact:
Ron Hagood
918.858.5504
ir@vitalenergy.com